Exhibit (n)(2)

AMENDED AND RESTATED Schedule A Effective March 27, 2006 AMENDED AND RESTATED MULTIPLE CLASS PLAN FOR EATON VANCE FUNDS February 9, 2004

Eaton Vance Growth Trust

Eaton Vance Atlanta Capital Intermediate Bond Fund	Eaton Vance Global Growth Fund
Eaton Vance Atlanta Capital Large-Cap Growth Fund	Eaton Vance Greater China Growth Fund
Eaton Vance Atlanta Capital Small-Cap Fund	Eaton Vance Growth Fund
Eaton Vance Asian Small Companies Fund	Eaton Vance Worldwide Health Sciences Fund

Eaton Vance Investment Trust

Eaton Vance California Limited Maturity Municipals Fund	Eaton Vance New Jersey Limited Maturity Municipals Fund
Eaton Vance Florida Limited Maturity Municipals Fund	Eaton Vance New York Limited Maturity Municipals Fund
Eaton Vance Massachusetts Limited Maturity Municipals Fund	Eaton Vance Ohio Limited Maturity Municipals Fund
Eaton Vance National Limited Maturity Municipals Fund	Eaton Vance Pennsylvania Limited Maturity Municipals Fund

Eaton Vance Municipals Trust

Eaton Vance Alabama Municipals Fund	Eaton Vance Mississippi Municipals Fund
Eaton Vance Arizona Municipals Fund	Eaton Vance Missouri Municipals Fund
Eaton Vance Arkansas Municipals Fund	Eaton Vance National Municipals Fund
Eaton Vance California Municipals Fund	Eaton Vance New Jersey Municipals Fund
Eaton Vance Colorado Municipals Fund	Eaton Vance New York Municipals Fund
Eaton Vance Connecticut Municipals Fund	Eaton Vance North Carolina Municipals Fund
Eaton Vance Florida Municipals Fund	Eaton Vance Ohio Municipals Fund
Eaton Vance Georgia Municipals Fund	Eaton Vance Oregon Municipals Fund
Eaton Vance Kentucky Municipals Fund	Eaton Vance Pennsylvania Municipals Fund
Eaton Vance Louisiana Municipals Fund	Eaton Vance Rhode Island Municipals Fund
Eaton Vance Maryland Municipals Fund	Eaton Vance South Carolina Municipals Fund
Eaton Vance Massachusetts Municipals Fund	Eaton Vance Tennessee Municipals Fund
Eaton Vance Michigan Municipals Fund	Eaton Vance Virginia Municipals Fund
Eaton Vance Minnesota Municipals Fund	Eaton Vance West Virginia Municipals Fund

Eaton Vance Municipals Trust II

Eaton Vance Florida Insured Municipals Fund	Eaton Vance High Yield Municipals Fund
Eaton Vance Hawaii Municipals Fund	Eaton Vance Kansas Municipals Fund

Eaton Vance Mutual Funds Trust

Eaton Vance Diversified Income Fund	Eaton Vance Tax-Managed Dividend Income Fund
Eaton Vance Dividend Income Fund	Eaton Vance Tax-Managed Equity Asset Allocation Fund
Eaton Vance Floating-Rate Fund	Eaton Vance Tax-Managed Growth Fund 1.1
Eaton Vance Floating-Rate High Income Fund	Eaton Vance Tax-Managed Growth Fund 1.2
Eaton Vance Government Obligations Fund	Eaton Vance Tax-Managed International Growth Fund
Eaton Vance High Income Fund	Eaton Vance Tax-Managed Mid-Cap Core Fund
Eaton Vance International Equity Fund	Eaton Vance Tax-Managed Multi-Cap Opportunity Fund
Eaton Vance Low Duration Fund	Eaton Vance Tax-Managed Small-Cap Growth Fund 1.1
Eaton Vance Municipal Bond Fund	Eaton Vance Tax-Managed Small-Cap Growth Fund 1.2
Eaton Vance Strategic Income Fund	Eaton Vance Tax-Managed Small-Cap Value Fund
Eaton Vance Structured Emerging Markets Fund	Eaton Vance Tax-Managed Value Fund

Eaton Vance Series Trust II

Eaton Vance Income Fund of Boston
Eaton Vance Tax-Managed Emerging Markets Fund

Eaton Vance Special Investment Trust

Eaton Vance Balanced Fund	Eaton Vance Real Estate Fund
Eaton Vance Emerging Markets Fund	Eaton Vance Small-Cap Growth Fund
Eaton Vance Greater India Fund	Eaton Vance Small-Cap Value Fund
Eaton Vance Investment Grade Income Fund	Eaton Vance Special Equities Fund
Eaton Vance Large-Cap Core Fund	Eaton Vance Utilities Fund
Eaton Vance Large-Cap Value Fund